Exhibit 10.1

   Rebornne (GuangZhou) Dairy Company Limited
Regional Distributor Agreement Contract

Contract Number：______________________
Name of Distributor：________
Distribute Region：________Province_______City_______County

Date：     Year    Month    Day

（Total    pages）

Parties
Party A：Rebornne (GuangZhou) Dairy Company  （hereinafter referred to as Party A）
Party B：                                                                            ( hereinafter referred to as Party B）
In order to clarify the rights and obligations of both parties to ensure the benefits of both parties, this agreement contract is prepared through friendly consultation between both parties. According to the agreement, Party B will become Party A’s 2011 Rebornne Product series regional distributors and comply with all conditions below.

1)	Product Variety and Price
i.
Party A provides products that could be sold according to price announced to Party B. During the contract period, Party A shall have the right to adjust the product selling price according to the market changes. Party A shall give 30 days’ written notice (including fax) to Party B regarding the adjustment of cost. The notice with Party A commercial seal stamped should include latest price quotation, and quotations stated period. After the quotations stated period, product price should back to as before (except the new price adjustment occurs).

ii.	Party A set the product price in accordance with market conditions. Party B must strictly implement the relevant provisions on product price, raising or decreasing product selling price is prohibited.
2)	Regional Distribution Right
Party A authorized Party B as _______________ products _____ channel/s exclusive distributor (not including magazines and Web directory e-commerce). Sales region: ___________ Province _________City __________ County, Party B shall only sell Party A’s products within the distribution area and channel/s that agreed by both parties.
3)	The Term of the Agreement
i.	The agreement is valid from the effective date of the contract till _______ year ______ month _____ day, a period of one year.
ii.
After the expiration of this agreement, if both parties agreed to continue the cooperation, Party B could renew the agreement contract 30 days before the expiry date. Party B has a priority right to renew the contract under the same conditions.

4)	The Sales Target
i.
After a full market investigation, the sales target from ____ year ____ month ____ day till ____ year ____ month ____ day for Party B is RMB              . Initial order amount is RMB           . The sales amount is calculated based on the product purchased by Party B within the contract period. Party B should go through a full market investigation 10 days before the effective date of the contract and then provide an annual sales plan in writing to Party A. If Party B provided a defective forecast or no annual plan, Party A can force the development of annual plans.

ii.	Party B should make the purchase payment within 3 days from the contract effective date; otherwise Party A has the right to cancel the contract.
iii.
Party B must follow the market operation process with Party A since the first arrival of good to Party B warehouse. If Party B cannot achieve the target or accumulated three months of unfinished tasks, then Party A has the right to terminate the contract.

iv.
Party Bas the entry into force of this agreement, by virtue of subsection hoard good in advance to play the way to complete the agreed purchase quantity and hence lead the result of slow sales. If evaluation showed that there is amount of no return for two months in a row, or a quarter of the purchase agreement cannot be completed 50% of the amount in that case, Party B then has the right to cancel the distribution qualifications.

v.
Party B needs to make the payment in time when agreement comes into effect. If Party B who caused out of stock products, such as deliberately delaying on making payment, resulting Party A’s out of stock products in the market for more than three days, Party A may revoke Party B distributor qualifications.

vi.	Party B should cooperate with Party A to build distribution network to promote high market network distribution and establish a perfect distribution system.
5)	Planning and Ordering Goods
i.
To ensure the rational organization of production and logistics supply products to meet market demand, Party A should complete “Order Application” form 45 days ahead when making order each time. The form requires information including specific product name, size specifications, quantity, unit price and the amount of each fill out. After finishing fill in the form, Party B needs to deliver or fax the original form to Party A office with its signature and commercial seal stamped. At the same time, Party B should make the advance payment 30% of the amount in “Order Application”. If Party A cannot reach Party B requirements on delivery date, Party B will make compensation up to thirty thousand goods price per order.

ii.	Party A supplies goods is according to Party B final order. It is Party B own responsibility with liabilities and losses result from “Order Application”, it’s nothing to do with Party A.

6)	The Settlement with the Carrier Mode
the settlement payment is implementation of advance payment and delivery. That is, Party B makes advance payment through bank transfer or cash, and Party A will delivery stocks after verifying payment.
i.	Rail Transport: Party B as consignee, commissioned Party A to consign the shipment, the goods are transported to the station or the railway following routines:
Delivery Location: City  Station；
Receiving People: ___________ ；Mobile：__________________。
ii.	Motor Transport: Party B as consignee, commissioned Party A to consign the shipment, Party B should specify the goods transported to the following locations:
Place of Delivery: ；
Receiving People:___________ ；Mobile：__________________。
iii.	Other Transport Options: _____________
iv.
Both parties agree that, Party A bears the freight and insurance of shipment till reach the warehouse that specified by Party B. Bear the cost of risk is not associated with the goods. Party B should bear the costs incur due to the reason that no representative attend to pick up goods.

v.
Party B should notify Party A through phone call and present a written document within one working day if goods stolen or damaged during transport. After both parties A and B confirm, and then will hold the responsibility of the parties.

vi.
Party B should provide a written notice on the following day to Party A if had not received goods within 10 days after Party A shipping out the goods. If Party B fails to inform Party A in time, Party A will take no responsibilities for the goods.

7)	Authority to Change Place of Receipt and Receiving Unit
i.
Party B’s delivery address and managers should respect to information in Article V. if Party B decided to change delivery address, he/she must fill out the “Authorization to Change Receiving Unit (Address) Letter”, stated the new shipping address, managers and their new contact information and the official seal and signature of people in charge. It will be processed after verify by Party A. as a result of above matter is not promptly notify Party A causing the goods are not normally reach, Party B has its own responsible for all losses.

ii.
If Party B decided to change the receiving unit, in addition to the receiving party at the address specified in the new managers “Authorization to Change Receiving Unit (Address) Letter” present official seal and signature of people in charge, but also need to present stamp of new receiving unit/people in charge official seal and signature and verify by Party A later.

iii.	All original copy of “Authorization to Change Receiving Unit (Address) Letter” need to be sent to Party A office that specified.
iv.	Any shipping address changes or consignees should be limited to this Party B distribution agreement contract and does not affect Party B in accordance with the payment obligations assumed by contract.
v.	Party A may request an increase of the full amount of compensation from Party B if additional transportation costs caused by shipping address or unit change.
vi.
The impact of shipping address/unit changes to original logistics, implementation plans and the deployment of transportation of goods might occur unforeseen delays or difficulties, therefore both parties should make joint efforts to reduce or overcome the resulting impact.

8)	Product Quality and Inspection Methods
i.	Party A must ensure the product quality in line with national health standards and the enterprise quality standards in product shelf-life period responsible for the quality of their products.
ii.	Party B should follow the inspection of goods quality standards provided by Party A
a）Railway Transportation: If quantity did not match or damage found, Party B should contact the railway sector in the field immediately to show the shipment record or general cargo records that indicating all items and receive goods items. The “Freight Accident Seal” must stamp at the same time and both consignees and delivery must sign to confirm the record. The records need to be sent to Party A logistics department without any delay. Party B must present the records include Railway tickets within a week time to Party A Logistics Department. Party A will arrange replenishment under the full range of information.
b）Motor Transport: Deliver the goods to the consignment carriers address, receipt and acceptance by Party B. The logistics companies will count the quantity of items with Party B before sign off the consignment note. If the consignment does not match with the situation or damage found, Party B must indicate the actual items and quantity of goods received, indicating the shortage of reasons, the reason for the return and signed by both Party B and Logistics Company. The record/receipt should return to Party A without any delay. Party A Logistics Department will arrange replenishment according to the content of consignment receipt.

c）Party B do not need Party A to arrange transport. Party B will pick up goods from Party A warehouse and deliver itself. Therefore Party B has its own responsibility to take care of goods after loading goods onto logistics company transport that arrange by it.
d)  Party A has nothing to do with the loss borne by Party B such as inspection oversight, delay to apply goods return procedure, no communication with our logistics department in time.
iii.
During Party B distribution period, if there are quality issues of products occurred within product shelf life, Party A has responsibility to compensate the loss, i.e. provide number of actual loss of product exchange.

iv.	Any damage or quality issues occur due to product storage, handling, transportation during sales period, Party B should bear the responsibility, nothing to do with Party A.
9)	Product Ownership
1、	Rail Transport: the product ownership will transfer from Party A to Party B after Party B receiving goods from the railway sector or delivery date show on bill of lading expiry.
2、	Motor Transport: the product ownership will transfer from Party A to Party B after Party B sign the waybill.
3、	Party B Pick up Goods at Warehouse: the product ownership will transfer from Party A to Party B after goods load onto Party B logistics company transport.
After product ownership transfer to Party B, the losses incurred by Party B, Party A no longer bear the responsibility.
10)	Marketing Support and Management
i.	Party A is responsible for the unified planning of marketing activities, Party B must cooperate the implementation requirements.
ii.	Activities organized by Party B in related region or city need pre-approval by Party A through “Promotion Application Form” and signed authorization.
iii.
Local implementation of all sales and marketing policies must be approved in writing by Party A. Do not take any oral promise as Party A company act. Any damage caused by implementation of sales based on written document signed by non-Party A authorization, Party A should not be liable.

iv.
Party B have to provide verification information on promotional activities that specified by Party A after the end of the market activities. Party A should comply verification inspection within 7 days, and the Party A Ministry of Finance Headquarters will directly allocate the activity costs to Party B balance. The balance will offset in the next order that Party B place. Party A will not approve activity expenses if Party A did not provide verification information. If the specified information that Party A required is not provided, Party A could give the write-off or not to support related sales promotion.

v.
The amount of the activity costs should not exceed a unified marketing policies in accordance with Party A actual expenditures or the reasonable amount of actual expenditures reported by Party B. Party A should have the right to verify the information and look into inconsistent with the actual situation, then suspend the return until verified with Party B. If Party B refused to co-verification, it could take as a waiver of verification activities.

vi.
If Party B stranded Party A’s promotional resources, Party A is entitled to deduct the purchase price or rebate promotion party withholding costs. If Party B violates promotions management requirements, Party A will terminate the implementation of promotional activities and refuse to pay promotional costs, a punishment from Party A according to market regulations.

vii.
For market sound development, protect both parties’ benefits, Party A will check sales accounting and inventory reports with Party B on 5th of each month and obtain signature from representative of both parties as record. If Party B do not cooperate this work, resulting in the backlog of goods, such as the consequences of poor sales and the expiration, Party A will not bear any responsibility.。

viii.	Party A work hard to maintain the market order and protect benefits for Party B; and hence Party B should assist Party A to control the product market circulation area:
➢
The impact of damage caused by other distributors that not belong to Party B selling region, Party A will take responsibility to execute sanctions to related distributor in accordance to market regulations;

➢	If Party B or Party B breaches customer cross-regional sales, Party A will also take responsibility to execute sanctions according to market regulations.
11)	Distributor Management
i.
Party B must sign the “ Rebornne Distributor Agreement” with all dealers within the region. Party B should be responsible for economic ties with dealers; any dispute between Party B and dealers should handle by Party B itself and cannot become exemption of the contractual obligations or liability reasons.

ii.
Party B and dealers must present a written agreement with dealers agreed rights and obligations in related to any product marketing or promotional activities or benefits advanced such as prepay and the return of products involved. Disputes result from promotional activities includes marketing products or benefits advanced are nothing to do with Party A.

12)	Contract Rebates
i.
The annual sales mission to implement the annual assessment, the task completion rate of 80% to 100% (including 80%, 100%) can enjoy the 1% total sales reward; task completion rate of 100% or more can enjoy the 2% total sales reward; over-reach tasks completion rate of 20% can enjoy the 3% total sales reward; over-reach tasks completion rate of 50% can enjoy the 5% total sales reward. Reward will be announced within 30 days after year end.

ii.
Promotional activities in the implementation of the cash advanced by the dealer, after confirmation by company, could transfer into the customer’s advance payment and included in the year’s actual sales.

iii.	The form of rebates is goods.
13)	Cross-Region Selling
Party B guarantees that will sell Party A products at the appointed region, will not cross-region. Any violation will be punished according to the following terms:
i.	If Party B was found in cross-region selling, its cross-selling forfeited classified area and the cross-region sales will exclude in rebates.
ii.
When Party B is confirmed to have cross-region sales, each carton should deduct RMB1000; if second time was found to cross-region sales, Party A has the rights to terminate the contract and each carton should deduct RMB2000; punishment above will be executed when identified by marketing staff.

iii.	Cross-region quantity defined: 100 for the sector, more than 100 considered as a whole order, less than 100 are subject to actual verification.
iv.	Regional distributor for malicious trouble will cancel the year-end rebates; deduct the deposit, until the abolition of the regional distribution of qualifications.
14)	Agreement Changes and Termination
1、	In compliance with national laws, regulations or both parties in the case of consensus, changes or termination of agreement is allowed (excluding breaches).
2、	Since the date of termination of this Agreement within 15 days, both parties should carry out financial settlement.

15)	Dispute Resolution Methods
i.	In the course of implementation of this agreement, such dispute shall be amicably settled through negotiation. If negotiation fails, should seek for jurisdiction at the Agreement signing region.
ii.	This Agreement is signed in ShenZhen City, Guangdong Province.
16)	Others
i.	Matters that are not covered in this agreement could be negotiated in writing and treat as a supplementary agreement to this Agreement, and the supplementary agreement has the same legal effect.
ii.
Due to force majeure happened on either party and can not perform the agreement, a written document need to be provided within 30 days after the end of force majeure and also a valid certificate issued by local authorities.

iii.	This Agreement (including attachments) is effective from the date of Party A signed and sealed.
iv.	This Agreement has three copies, Party A keeps two copies, Party B keeps one copy, have the same legal effect.
Other conditions:

Party A:    Rebornne (GuangZhoug) Dairy Company Limited                                                           Party B:
Address:  Industrial Park, Zengjiang, Zengcheng, Guangzhou,                                                       Address:
                  Guangdong, China
Phone:      020-82716623                                                                                                                           Phone:
Fax:           020-82743678/0755-82211369                                                                                                 Fax:
Postcode:511300                                                                                                                                       Postcode:
Bank:        Bank of China, ZengCheng Branch                                                                                     Bank:
Account: 865056985608091001                                                                                                               Account:
Tax Code:                                                                                                                                                   Tax Code：
Commercial Seal:                                                                                                                                       Commercial Seal：
Agent Signature:                                                                                                                                      Agent Signature：
Manager Signature:                                                                                                                                  Manager Signature:
Date:                                                                                                                                                            Date: